UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2012

Thermo Fisher Scientific Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8002	04-2209186
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

81 Wyman Street Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 622-1000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 11, 2012, Thermo Fisher Scientific Inc. (the “Company”) entered into a $1 billion 5-year credit agreement, with an optional $500 million increase, and a $500 million 364-day credit agreement, as described below. These credit agreements replaced the Company’s existing $1 billion five-year revolving credit agreement and $1 billion 364-day credit agreement, respectively.

A. Credit Agreement:

The Credit Agreement (“Credit Agreement”) is a 5-year senior unsecured revolving facility in the initial principal amount of $1 billion, among the Company, certain Subsidiaries of the Company from time to time party thereto as Designated Borrowers, Bank of America, N.A., as administrative agent and swingline lender, the several banks and other financial institutions or entities from time to time parties thereto (initially consisting of Bank of America, N.A., Barclays Bank PLC, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., BNP Paribas, Deutsche Bank AG, New York Branch, HSBC Bank USA, National Association, Morgan Stanley Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., The Royal Bank of Scotland PLC, Bank of China, New York Branch, ING Bank N.V., Dublin Branch, Key Bank National Association, U.S. Bank National Association, Intesa Sanpaolo S.p.A., New York Branch, Nordea Bank Finland PLC, and The Bank of Nova Scotia) as lenders, and Bank of America, N.A., Barclays Bank PLC and JPMorgan Chase Bank, N.A. as L/C Issuers. Under specified circumstances, the credit facility can be increased up to $1.5 billion in the aggregate. Terms used in this Item 1.01(A) and not defined herein shall have the meanings ascribed to them in the Credit Agreement, which is attached to this Form 8-K as Exhibit 10.1.

The proceeds of the Credit Extensions may be used for working capital purposes, capital expenditures, acquisitions, repurchases of stock, debentures and other securities, the refinancing of present and future debt and other general corporate purposes. If no Default or Event of Default has occurred, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus a margin of 0.450% to 1.100% based on the Company’s Debt Ratings plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost as calculated in Schedule 1.01 to the Credit Agreement, (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus a margin of 0.000% to 0.100% based on the Company’s Debt Ratings, and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus a margin of 0.000% to 0.100% based on the Company’s Debt Ratings. In addition, the Company has agreed to pay a facility fee equal to a rate between 0.050% and 0.150% based on the Company’s Debt Ratings times the amount of the Aggregate Commitments quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date.

The Credit Agreement contains customary representations and warranties, as well as affirmative and negative covenants. The negative covenants include restrictions on liens, indebtedness of subsidiaries of the Company, fundamental changes and dispositions of property. The Credit Agreement also requires that the Company maintain at the end of each fiscal quarter a ratio of the Indebtedness of the Company and its Subsidiaries to Consolidated EBITDA of no greater than 3.50 to 1.00.

The obligations of the Designated Borrowers under the Credit Agreement are guaranteed by the Company. In accordance with the terms of the Credit Agreement, the Company executed a Company Guaranty, dated as of April 11, 2012 (the “Guaranty”), in favor of Bank of America, N.A. and the Lenders. The form of the Guaranty is included as Exhibit F to the Credit Agreement.

B. 364-Day Credit Agreement:

The 364-Day Credit Agreement (“364-Day Credit Agreement”) is a 364-day senior unsecured revolving credit facility in the principal amount of up to $500 million, among the Company, as borrower, Bank of America, N.A., as administrative agent, and the several banks and other financial institutions or entities from time to time parties thereto (initially consisting of Bank of America, N.A., Barclays Bank PLC, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., BNP Paribas, Deutsche Bank AG, New York Branch, HSBC Bank USA, National Association, Morgan Stanley Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., The Royal Bank of Scotland PLC, Bank of China, New York Branch, ING Bank N.V., Dublin Branch, Key Bank National Association, U.S. Bank National Association, Intesa Sanpaolo S.p.A., New York Branch, Nordea Bank Finland PLC, and The Bank of Nova Scotia) as lenders. Terms used in this Item 1.01(B) and not defined herein shall have the meanings ascribed to them in the 364-Day Credit Agreement, which is attached to this Form 8-K as Exhibit 10.2.

The proceeds of the Committed Borrowings may be used for working capital purposes, capital expenditures, acquisitions, repurchases of stock, debentures and other securities, the refinancing of present and future debt and other general corporate purposes. If no Default or Event of Default has occurred, each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus a margin of 0.470% to 1.125% based on the Company’s Debt Ratings. Each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus a margin of 0.00% to 0.125% based on the Company’s Debt Ratings. In addition, the Company has agreed to pay a facility fee equal to a rate between 0.030% and 0.125% based on the Company’s Debt Ratings times the amount of the Aggregate Commitments quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date.

The 364-Day Credit Agreement contains customary representations and warranties, as well as affirmative and negative covenants. The negative covenants include restrictions on liens, indebtedness of subsidiaries of the Company, fundamental changes and dispositions of property. The 364-Day Credit Agreement also requires that the Company maintain at the end of each fiscal quarter a ratio of the Indebtedness of the Company and its Subsidiaries to Consolidated EBITDA of no greater than 3.50 to 1.00.

The foregoing descriptions of the Credit Agreement, the Guaranty, and the 364-Day Credit Agreement do not purport to be complete statements of the parties’ rights under such agreements and are qualified in their entirety by reference to the full text of the Credit Agreement (including exhibits) and the 364-Day Credit Agreement (including exhibits), which are filed as Exhibits 10.1 and 10.2 hereto, respectively.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 under the headings “Credit Agreement” and “364-Day Credit Agreement” is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date: April 13, 2012	By:	/s/ Seth H. Hoogasian
		Name:	Seth H. Hoogasian
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated April 11, 2012, among the Company, certain Subsidiaries of the Company from time to time party thereto, Bank of America, N.A., and each lender from time to time party thereto.

10.2	364-Day Credit Agreement, dated April 11, 2012, among the Company, Bank of America, N.A., and each lender from time to time party thereto.